CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 28, 2014, relating to the financial statement of KP Fixed Income Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Philadelphia, PA
April 30, 2014